UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A (RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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LIME ENERGY CO.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LIME ENERGY CO.

16810 Kenton Drive, Suite 240

Huntersville, NC 28078

NOTICE OF POSTPONEMENT OF 2013 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of

LIME ENERGY CO.:

The 2013 Annual Meeting of Stockholders of Lime Energy Co., originally scheduled to be held  on Thursday, November 21, 2013, has been postponed and will now be held at the JW Marriot Hotel, 151 West Adams, Chicago, Illinois on Tuesday, December 3, 2013 at 9:00 a.m., local time.

No changes have been made to the record date or the proposals to be brought before the Annual Meeting, which are presented in the Proxy Statement dated November 1, 2013 and related materials that the Company filed with the Securities and Exchange Commission on October 28, 2013.

The Company decided to postpone the meeting after it learned that that due to an error, certain of the Company’s stockholders were inadvertently left off the mailing list for its proxy material. Because of this error, some Stockholders did not receive the proxy materials.  Accordingly, the Company has decided to postpone the Annual Meeting in order to distribute the materials to the affected Stockholders and provide them with sufficient notice of the Annual Meeting and time to consider the proposals to be voted upon at the Annual Meeting.

We sincerely apologize for any inconvenience this problem and resulting delay may cause you and very much appreciate your understanding. If you have any questions regarding any of the foregoing information, please contact Karen Pigg in our Investor Relations Department at (704) 892-4442.

By Order of the Board of Directors,

/s/ John O’Rourke
John O’Rourke
Chief Executive Officer

Huntersville, North Carolina
November 19, 2013

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting.  If you have already submitted a proxy or voting instructions and do not wish to change your vote, you do not need to take any further action and your shares will be voted as originally directed by you.  If you have not yet submitted a proxy or voting instructions or if you wish to change your vote, you may vote your shares by marking your votes on the proxy card mailed by the Company in connection with the Annual Meeting, signing and dating it and mailing it in the business reply envelope provided.  If you attend the Annual Meeting, you may withdraw your previously submitted proxy and vote in person.

Important Notice Regarding Availability of Proxy Materials

For the 2013 Annual Meeting of Stockholders to Be Held on December 3, 2013

This supplement to our Proxy Statement, our Proxy Statement and our Annual Report to Stockholders are available at www.proxyvote.com.

LIME ENERGY CO.

SUPPLEMENTAL INFORMATION REGARDING POSTPONEMENT OF ANNUAL MEETING AND VOTING OF PREFERRED SHARES

FOR 2013 ANNUAL MEETING OF STOCKHOLDERS

This information supplements the information contained in our definitive proxy statement dated November 1, 2013 (the “Proxy Statement”).  This supplemental information is first being mailed to our stockholders on or about November 19, 2013.

Postponement of the Annual Meeting

Our Annual Meeting of Stockholders, originally scheduled to be held on November 21, 2013, has been postponed and will now be held at the JW Marriot Hotel, 151 West Adams, Chicago, Illinois on Tuesday, December 3, 2013 at 9:00 a.m., local time.  We decided to postpone the meeting after learning that, due to an error, some of our stockholders were inadvertently left off the mailing list for proxy material. Because of this error, some stockholders did not receive the proxy materials.  Accordingly, we have decided to postpone the Annual Meeting in order to distribute the materials to the affected stockholders and provide them with sufficient notice of the Annual Meeting and time to consider the proposals to be voted upon at the Annual Meeting.

Voting of Preferred Shares

At the Annual Meeting, stockholders will vote on seven proposals, each described in the Proxy Statement, which includes detailed information regarding the proposals. In addition to the holders of our common stock, the holders of our Series A Preferred Stock will be entitled to vote on six of the seven proposals described in the Proxy Statement.  The holders of our Series A Preferred Stock will not be entitled to vote on Proposal 2 – Approval of the Issuance of Conversion and Warrant Shares, but will entitled to vote on the other proposals.

Shares Outstanding

As of the close of business on October 22, 2013, the record date for the 2013 Annual Meeting, there were 927,992 shares of Series A Preferred Stock outstanding and 3,593,242 shares of common stock outstanding.  Each outstanding share of common stock on such date is entitled to one vote on each matter to be voted on at the Annual Meeting.  Each holder of an outstanding share of Series A Preferred Stock is entitled cast 2.6455 votes on any matter presented to our stockholders, voting together as a single class with holders of our common stock, except as provided by law or by the provisions of our Certificate of Incorporation.  Holders of Series A Preferred Stock, therefore, will be entitled to cast 2,455,007 votes on Proposal 1 and Proposals 3 to 7, together with the 3,593,242 shares of common stock outstanding.

Quorum

The required quorum for transaction of business at the Annual Meeting will be a majority of the total votes of the shares of common stock and Series A Preferred Stock issued and outstanding as of the record date.

Vote Required

The affirmative vote of a majority of the shares of common stock and Series A Preferred Stock voted in person or by proxy at the Annual Meeting is required to elect the nominees to the Board of Directors, to approve each of Proposals 3, 4 and 5, to approve one of the three frequency options under the advisory vote on the frequency of future executive compensation advisory votes (Proposal 6), and to ratify the appointment of our independent auditors (Proposal 7).  The affirmative vote of a majority of the shares of common stock voted in person or by proxy at the Annual Meeting is required to approve Proposal 2.